AMENDMENT NO. 2 TO
                                            LOAN AND SECURITY AGREEMENT


            This Amendment No. 2 is dated as of the 10th day of June, 1998 and is by and among Congress Financial Corporation (Central), an Illinois corporation ("Congress"), Crowley, Milner and Company, a Michigan corporation ("Crowley") and Steinbach Stores, Inc., an Ohio corporation ("Steinbach").

                                                    WITNESSETH:

            WHEREAS, Congress and Crowley and Steinbach (collectively, "Borrowers") are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 5, 1996 (as amended or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Congress agreed to provide certain loans and other financial accommodations to Borrowers;

            WHEREAS, Borrowers and Congress have agreed to amend the Loan Agreement in certain respects.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Congress and Borrowers hereby agree as follows:

       1. Amendment to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment No. 2, and in reliance on the representations and warranties set forth in Section 4 of this Amendment No. 2, the Loan Agreement is hereby amended as follows:

              (a) Section 1.4 of the Loan Agreement is hereby amended and restated as follows:

                         "1.4        "Business Day" shall mean any day other
            than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market."

                 (b) Section 1.18 of the Loan Agreement is hereby amended and restated as follows:

                         "1.18       "Interest Rate" shall mean, as to Prime
            Rate Loans, a rate of one-quarter of one percent (0.25%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-quarter of one percent (2.25%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by the applicable Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of either Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to either Borrower); provided, that, the Interest Rate shall mean the rate of two and one-quarter of one percent (2.25%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-quarter of one percent (4.25%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against either Borrower) and (ii) from and after the date of the occurrence of an Event of Default or any event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event described in this paragraph is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to either one or both Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

                   (c) Section 1.23 of the Loan Agreement is hereby amended to (i) delete the reference to "$35,000,000" and to replace it with a reference to "$43,000,000" and (ii) delete the reference to "$42,000,000" and to replace it with a reference to "$50,000,000".

            (d) The following defined terms are hereby added to the Loan Agreement as Sections 1.33 through and including 1.38:

                         "1.33       "Adjusted Eurodollar Rate" shall mean, with
            respect to each Interest Period for any Eurodollar Rate
            Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference
            Bank actually holds or has made any such deposits or loans.
            The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage."

                         "1.34       "Eurodollar Rate Loans" shall mean any
            Revolving Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof."

                         "1.35       "Eurodollar Rate" shall mean with respect
            to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by either Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to the applicable Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by the applicable Borrower."

                         "1.36       "Interest Period" shall mean for any
            Eurodollar Rate Loan, a period of approximately one (1), two
            (2), or three (3) months duration as either Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar
            Rate market; provided, that, neither Borrower may elect an Interest Period which will end after the last day of the then-current term of this Agreement."

                         "1.37       "Prime Rate Loans" shall mean any Revolving
            Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof."

                         "1.38       "Reference Bank" shall mean CoreStates
            Bank, N.A. and its successors-in-interest, or such other bank as Lender may from time to time designate."

                  (e) Section 2.1(a) of the Loan Agreement is hereby amended to delete the reference to "thirty percent (30%)" and to replace it with a reference to "thirty-four percent (34%)".

              (f) Section 2.2(c) of the Loan Agreement is hereby amended to delete the reference to "seventy percent (70%)" and to replace it with a reference to "sixty-six percent (66%)".

              (g) Section 3.1 of the Loan Agreement is hereby amended and restated as follows:

                         "3.1        Interest.

                         (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent
            Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                         (b) Either Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar
            Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from either Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.
            Subject to the terms and conditions contained herein, three
            (3) Business Days after receipt by Lender of such a request from either Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that,
            (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) the applicable Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by either Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by either or both Borrowers shall not exceed the amount equal to sixty percent (60%) of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each cash as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by the applicable Borrower. Any request by either Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                         (c)         Any Eurodollar Rate Loans shall
            automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to the applicable Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Revolving Loans then outstanding, or
            (B) the Revolving Loans then available to Borrowers under
            Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of either Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                         (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations
            (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by either Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto."

               (h) Section 3.6 is hereby added to the Loan Agreement, which section shall read as follows:

                         "3.6        Changes in Laws and Increased Costs of
            Revolving Loans.

                         (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to either Borrower, convert to Prime Rate
            Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material.
            Borrowers shall pay to Lender, upon demand by Lender (or
            Lender may, at its option, charge any loan account of either Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to either Borrower and shall be conclusive, absent manifest error.

                         (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period
            (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of either Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss
            (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof."

                 2. The effectiveness of the amendments herein are subject to the satisfaction of the following conditions precedent or concurrent:

              (a) Congress shall have received this Amendment No. 2, executed by the Borrowers.

             (b) Congress shall have received an amendment fee of $40,000, paid in immediately available funds.

             3. References; Effectiveness. Congress and Borrowers hereby agree that all references to the Loan Agreement which are contained in any of the other "Financing Agreements" (as that term is defined in the Loan Agreement) shall refer to the Loan Agreement as amended by this Amendment No. 2.

             4. Representations and Warranties. To induce Congress to enter into this Amendment No. 2, Borrowers hereby represent and warrant to Congress that:

                         (a)         The execution, delivery and performance by
Borrowers of this Amendment No. 2 are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrowers, the articles of incorporation and code of regulations of either Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Borrower or any of their respective property;

             (b) Each of the Loan Agreement and the other Financing Agreements, as amended by this Amendment No. 2, are the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

            (c) The representations and warranties contained in the Loan Agreement and the other Financing Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except that Crowley has closed its Birmingham, Michigan store;

               (d) Borrowers have performed all of their obligations under the Loan Agreement and the Financing Agreements to be performed by them on or before the date hereof and as of the date hereof, Borrowers are in compliance with all applicable terms and provisions of the Loan Agreement and each of the Financing Agreements to be observed and performed by them and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred.

             5. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment No. 2.

              6. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the Financing Agreements shall continue in full force and effect according to its terms.

              7.          Costs and Expenses.   Borrowers hereby agree that
all expenses incurred by Congress in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the "Obligations" (as defined in the Loan Agreement).

             IN WITNESS WHEREOF, this Amendment No. 2 has been executed as of the day and year first written above.


                                       CROWLEY MILNER AND COMPANY


                                   By:
                                   Its:


                                      STEINBACH STORES, INC.


                                   By:
                                   Its:


                                      CONGRESS FINANCIAL CORPORATION
                                       (CENTRAL)


                                    By:
                                    Its: